Exhibit 12.1

PEOPLES BANCORP INC.
COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

COMBINED FIXED CHARGES TO EARNINGS FOR THE PERIODS INDICATED:
		Six months ended	Fiscal Year Ended
(dollars in thousands)		6/30/2015	12/13/2014	12/31/2013	12/31/2012	12/31/2011	12/31/2010

Earnings:
	Income before taxes	6,304	24,178	29,084	29,910	17,151	5,753
	Fixed charges (excluding deposit interest and preferred share dividends)	2,499	4,905	4,951	6,232	7,531	10,616
	Total earnings (excluding deposit interest)	8,803	29,083	34,035	36,142	24,682	16,369

Fixed charges:
	Interest expense (excluding deposit interest)	2,336	4,588	4,634	5,936	7,224	10,311
	Rent expense interest factor	163	317	317	296	307	305
	Total fixed charges (excluding deposit interest)	2,499	4,905	4,951	6,232	7,531	10,616

	Ratio of Earnings to Fixed Charges (Excluding Interest on Deposits) (1)	3.52	5.93	6.87	5.80	3.28	1.54

Including Interest on Deposits:

Earnings:
	Income before taxes	6,304	24,178	29,084	29,910	17,151	5,753
	Fixed charges (excluding preferred share dividends)	5,676	11,011	12,003	15,291	21,461	29,738
	Total earnings (including deposit interest)	11,980	35,189	41,087	45,201	38,612	35,491

Fixed charges:
	Interest expense (including deposit interest)	5,513	10,694	11,686	14,995	21,154	29,433
	Rent expense interest factor	163	317	317	296	307	305
	Total fixed charges (including deposit interest)	5,676	11,011	12,003	15,291	21,461	29,738

	Ratio of Earnings to Fixed Charges (Including Interest on Deposits) (1)	2.11	3.20	3.42	2.96	1.80	1.19

COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS TO EARNINGS FOR THE PERIODS INDICATED:
	Six months ended	Fiscal Year Ended
(dollars in thousands)	6/30/2015	12/13/2014	12/31/2013	12/31/2012	12/31/2011	12/31/2010

Earnings:
Income before taxes	6,304	24,178	29,084	29,910	17,151	5,753
Fixed charges (excluding deposit interest) and preferred share dividends	2,499	4,905	4,951	6,232	7,531	10,616
Total earnings (excluding deposit interest)	8,803	29,083	34,035	36,142	24,682	16,369

Fixed charges and preferred share dividends:
Interest expense (excluding deposit interest)	2,336	4,588	4,634	5,936	7,224	10,311
Rent expense interest factor	163	317	317	296	307	305
Preferred share dividends	—	—	—	—	1,343	2,052
Total fixed charges and preferred share dividends (excluding deposit interest)	2,499	4,905	4,951	6,232	8,874	12,668

Ratio of Earnings to Fixed Charges and Preferred Share Dividends (Excluding Interest on Deposits) (1)(2)	3.52	5.93	6.87	5.80	2.78	1.29

Including Interest on Deposits:

Earnings:
Income before taxes	6,304	24,178	29,084	29,910	17,151	5,753
Fixed charges and preferred share dividends	5,676	11,011	12,003	15,291	21,461	29,738
Total earnings (including deposit interest)	11,980	35,189	41,087	45,201	38,612	35,491

Fixed charges and preferred share dividends:
Interest expense (including deposit interest)	5,513	10,694	11,686	14,995	21,154	29,433
Rent expense interest factor	163	317	317	296	307	305
Preferred share dividends	—	—	—	—	1,343	2,052
Total fixed charges and preferred share dividends (including deposit interest)	5,676	11,011	12,003	15,291	22,804	31,790

Ratio of Earnings to Fixed Charges and Preferred Share Dividends (Including Interest on Deposits) (1) (2)	2.11	3.20	3.42	2.96	1.69	1.12

(1) For purposes of computing the ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on borrowings and long-term debt, including/excluding interest on deposits, and one-third of gross rental expense (which we believe is representative of the interest factor).
(2) During the fiscal year ended December 31, 2011, we repurchased from the U.S. Department of the Treasury (the “U.S. Treasury”) all of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”) which we issued to the U.S. Treasury on January 30, 2009. Prior to January 30, 2009, we had never issued any preferred shares and, since the repurchase of the Series A Preferred Shares, we have not issued any preferred shares. Preferred share dividends represent dividends accrued on the Series A Preferred Shares when the same were outstanding.